1 Q1-24 Financial Highlights3(B) Q1-24 Business Segment Highlights3,4(B) Consumer Banking Global Wealth and Investment Management Global Banking Global Markets See pages 10 and 11 for endnotes. Amounts may not total due to rounding. 1 Revenue, net of interest expense. 2 Adjusted net income, adjusted EPS, adjusted noninterest expense, adjusted ROE, and adjusted ROTCE represent non-GAAP financial measures. For more information and a reconciliation to the most directly comparable GAAP financial measures, see Endnote A on page 10. Q1-24 adjusted noninterest expense of $16.5B is calculated as reported noninterest expense of $17.2B, less the FDIC special assessment of $0.7B. 3 Financial Highlights and Business Segment Highlights are compared to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted. 4 The Corporation reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis. 5 Represents the percentage of consumer checking accounts that are estimated to be the customer’s primary account based on multiple relationship factors (e.g., linked to their direct deposit). 6 Source: Dealogic as of March 31, 2024. 7 Preliminary as of March 31, 2024. 8 Includes repurchases to offset shares awarded under equity-based compensation plans. 9 Tangible book value per common share and return on average tangible common shareholders’ equity ratio represent non-GAAP financial measures. For more information, see page 19. • Net income of $6.7 billion, or $0.76 per diluted share, compared to $8.2 billion, or $0.94 per diluted share in Q1-23 – Adjusted net income of $7.2 billion (excluding FDIC special assessment), or adjusted diluted earnings per share of $0.832 • Revenue, net of interest expense, of $25.8 billion decreased $440 million, or 2%, including higher investment banking and asset management fees, as well as sales and trading revenue, and lower net interest income (NII) – NII decreased 3% to $14.0 billion ($14.2 billion FTE),(C) as higher deposit costs more than offset higher asset yields and modest loan growth • Provision for credit losses of $1.3 billion, up from $1.1 billion in Q4-23 and $931 million in Q1-23 – Net reserve release of $179 million vs. $88 million in Q4-23 and net reserve build of $124 million in Q1-23(D) – Net charge-offs of $1.5 billion increased from $1.2 billion in Q4-23 and $807 million in Q1-23 • Noninterest expense of $17.2 billion increased $1.0 billion, or 6% – Excluding FDIC special assessment, adjusted noninterest expense of $16.5 billion increased approximately $300 million, or 2%2 • Average deposit balances of $1.91 trillion increased $14 billion vs. Q1-23 • End of period deposit balances increased $23 billion to $1.95 trillion vs. Q4-23 • Average loans and leases of $1.05 trillion were up 1% vs. Q1-23 • Average Global Liquidity Sources of $909 billion(E) • Common equity tier 1 (CET1) capital of $197 billion increased $2 billion from Q4-23 • CET1 ratio of 11.8% (Standardized);(F) 184 bps above regulatory minimum • Returned $4.4 billion to shareholders through common stock dividends and share repurchases8 • Book value per common share rose 7% to $33.71; tangible book value per common share rose 9% to $24.799 • Return on average common shareholders' equity (ROE) ratio of 9.4%; return on average tangible common shareholders' equity (ROTCE) ratio of 12.7%;9 adjusted ROE of 10.2%2 and adjusted ROTCE of 13.8%2 • Net income of $1.7 billion • Sales and trading revenue up less than 1% to $5.1 billion, including net debit valuation adjustment (DVA) losses of $85 million; Fixed Income, Currencies and Commodities (FICC) revenue down 6% to $3.2 billion, and Equities revenue up 14% to $1.9 billion • Excluding net DVA,(G) sales and trading revenue up 2% to $5.2 billion; FICC revenue down 4% to $3.3 billion, and Equities revenue up 15% to $1.9 billion • Zero days of trading losses in Q1-24 From Chair and CEO Brian Moynihan: “We reported a strong quarter as our businesses performed well, adding clients and deepening relationships. We reached 36.9 million consumer checking accounts, with 21 consecutive quarters of net checking account growth. Our Wealth Management team generated record revenue, with record client balances, and investment banking rebounded. Bank of America’s sales and trading businesses continued their strong 2023 momentum this quarter, reporting the best first quarter in over a decade. Continued strong earnings and strong expense management both position our company to continue to drive our market leading positions across our businesses.” • Net income of $1.0 billion • Record revenue of $5.6 billion increased 5% • Client balances of nearly $4 trillion, up 13%, driven by higher market valuations and positive net client flows • AUM flows of $25 billion in Q1-24 • Client Activity – Added over 7,300 net new relationships across Merrill and Private Bank – AUM balances of $1.7 trillion, up $263 billion – 76% of Merrill eligible accounts opened digitally • Net income of $2.0 billion • Total investment banking fees (excl. self-led) of $1.6 billion, up 35% • No. 3 in investment banking fees6 • Client Activity – Average deposits of $526 billion increased $33 billion, or 7% – Added 25% more Global Commercial Banking new clients vs. Q1-237 • Net income of $2.7 billion • Revenue of $10.2 billion, down 5% • Average deposits of $952 billion, down 7%; 32% above pre-pandemic levels • Average loans and leases of $313 billion increased $9 billion, or 3% • Combined credit / debit card spend of $219 billion, up 5% • Client Activity – Added ~245,000 net new consumer checking accounts in Q1-24; 21st consecutive quarter of growth – Record 36.9 million consumer checking accounts with 92% being primary5 – Small Business checking accounts of 3.9 million, up 2% – Record consumer investment assets of $456 billion grew 29%; including $44 billion of net client flows since Q1-23 – Digital logins of 3.4 billion; digital sales represented 50% of total sales Bank of America Reports Q1-24 Net Income of $6.7 Billion, EPS of $0.76 Revenue of $25.8 Billion,1 Including Net Interest Income of $14.0 Billion Results Include FDIC Special Assessment Expense of $700 Million (Pretax) Q1-24 Adjusted Net Income of $7.2 Billion, Adjusted EPS of $0.832(A)

From Chief Financial Officer Alastair Borthwick:

"The first quarter saw continued organic growth in our businesses as we grew loans and deposits from Q1-23. We saw increased digital engagement as clients utilized the power of the Bank of America platform to meet their financial needs. Our net income was $6.7 billion, and we were able to return $4.4 billion to shareholders through common stock dividends and share repurchases this quarter."

Bank of America Financial Highlights

($ in billions, except per share data)	Reported Q1-24	FDIC Special Assessment	Adjusted[1] Q1-24	Reported Q1-23
Total revenue, net of interest expense	$25.8	$—	$25.8	$26.3
Provision for credit losses	1.3	—	1.3	0.9
Noninterest expense	17.2	0.7	16.5	16.2
Pretax income	7.3	(0.7)	8.0	9.1
Pretax, pre-provision income[2(H)]	8.6	(0.7)	9.3	10.0
Income tax expense	0.6	(0.2)	0.8	0.9
Net income	6.7	(0.5)	7.2	8.2
Diluted earnings per share	$0.76	($0.07)	$0.83	$0.94
Return on average assets	0.83 %		0.89 %	1.07 %
Return on average common shareholders' equity	9.4		10.2	12.5
Return on average tangible common shareholders' equity[2]	12.7		13.8	17.4
Efficiency ratio	67		64	62

[1] Amounts in this column (other than total revenue, net of interest expense, and provision for credit losses) are adjusted for the FDIC special assessment accrual. Adjusted amounts represent non-GAAP financial measures. For additional information and a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see Endnote A on page 10.

[2] Pretax, pre-provision income and return on average tangible common shareholders' equity represent non-GAAP financial measures. For more information, see page 19.

Spotlight on Average Deposits and Common Equity Tier 1 Capital ($B)



Average Deposits
$1,894
$1,875
$1,876
$1,905
$1,907
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024



Common Equity Tier 1 Capital[1]
$184
$190
$194
$195
$197
11.4%
11.6%
11.9%
11.8%
11.8%
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Common Equity Tier 1 capital
Common Equity Tier 1 capital ratio

[1] Common equity tier 1 capital ratio under the Standardized approach. For additional information on regulatory capital ratios, see Endnote F on page 11.

2

Consumer Banking[1,2]

- Net income of $2.7 billion
- Revenue of $10.2 billion decreased 5%, driven primarily by the impact of lower deposit balances
- Provision for credit losses of $1.2 billion vs. $1.1 billion in Q1-23
  - Net reserve build of $6 million[(D)] in Q1-24 vs. $360 million in Q1-23
  - Net charge-offs of $1.1 billion increased $415 million, driven by credit card
- Noninterest expense of $5.5 billion relatively flat
  - Efficiency ratio of 54%

Business Highlights[1,3(B)]

- Average deposits of $952 billion decreased $74 billion, or 7%
  - 58% of deposits in checking accounts; 92% are primary accounts[4]
- Average loans and leases of $313 billion increased $9 billion, or 3%
- Combined credit / debit card spend of $219 billion increased 5%
- Record consumer investment assets[5] of $456 billion grew $101 billion, or 29%, driven by $44 billion of net client flows from new and existing clients and higher market valuations
  - 3.9 million consumer investment accounts, up 7%
- 11.0 million Total clients enrolled in Preferred Rewards, up 8%, with 99% annualized retention rate[6]

Strong Digital Usage Continued[1]

- 76% of overall households[7] actively using digital platforms
- Record 47 million active digital banking users, up 5%, or 2.1 million
- More than 1.6 million digital sales, representing 50% of total sales
- Record 3.4 billion digital logins, up 9%
- New Zelle® records: 21.9 million active users, up 12%; sent and received 348 million transactions, worth $106 billion, both up 27%
- Clients booked more than 832,000 digital appointments

Financial Results

	Three months ended		
($ in millions)	**3/31/2024**	**12/31/2023**	**3/31/2023**
Total revenue[2]	**$10,166**	$10,329	$10,706
Provision for credit losses	**1,150**	1,405	1,089
Noninterest expense	**5,475**	5,234	5,473
Pretax income	**3,541**	3,690	4,144
Income tax expense	**885**	922	1,036
Net income	**$2,656**	$2,768	$3,108

Business Highlights[(B)]

	Three months ended		
($ in billions)	**3/31/2024**	**12/31/2023**	**3/31/2023**
Average deposits	**$952.5**	$959.2	$1,026.2
Average loans and leases	**313.0**	313.4	303.8
Consumer investment assets (EOP)[5]	**456.4**	424.4	354.9
Active mobile banking users (MM)	**38.5**	37.9	36.3
Number of financial centers	**3,804**	3,845	3,892
Efficiency ratio	**54 %**	51 %	51 %
Return on average allocated capital	**25**	26	30
Total Consumer Credit Card[3]			
Average credit card outstanding balances	**$99.8**	$100.4	$91.8
Total credit / debit spend	**219.4**	228.9	209.9
Risk-adjusted margin	**6.8 %**	7.2 %	8.7 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] The Consumer credit card portfolio includes Consumer Banking and GWIM.
[4] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[5] Consumer investment assets includes client brokerage assets, deposit sweep balances, Bank of America, N.A. brokered CDs, and AUM in Consumer Banking.
[6] As of February 2024. Includes clients in Consumer, Small Business and GWIM.
[7] Household adoption represents households with consumer bank login activities in a 90-day period, as of February 2024.

Continued Business Leadership

- No. 1 in estimated U.S. Retail Deposits[(a)]
- No. 1 Online Banking and Mobile Banking Functionality[(b)]
- No. 1 Small Business Lender[(c)]
- Best Bank in North America[(d)]
- Best Consumer Digital Bank in the U.S.[(e)]
- Best Bank in the U.S. for Small and Medium Enterprises[(f)]
- Certified by J.D. Power for Outstanding Client Satisfaction with Customer Financial Health Support – Banking & Payments[(g)]

See page 12 for Business Leadership sources.

3

Global Wealth and Investment Management[1,2]

- Net income of $1.0 billion
- Record revenue of $5.6 billion increased 5%, driven by 12% higher asset management fees, due to higher market levels and strong AUM flows, partially offset by lower NII
- Noninterest expense of $4.3 billion increased 5%, driven by revenue-related incentives

Business Highlights[1(B)]

- Record client balances of nearly $4 trillion increased 13%, driven by higher market valuations and positive net client flows
  - AUM flows of $25 billion in Q1-24
- Average deposits of $297 billion decreased $17 billion, or 5%
- Average loans and leases of $219 billion decreased $3 billion, or 1%

Merrill Wealth Management Highlights[1]

Client Engagement

- Record client balances of $3.3 trillion[(B)]
- AUM balances of $1.4 trillion
- ~6,500 net new households in Q1-24

Strong Digital Usage Continued

- 86% of Merrill households digitally active[3] across the enterprise
  - 62% of Merrill households mobile active across the enterprise
- 80% of households enrolled in eDelivery[4]
- 74% of eligible checks deposited through automated channels[5]
- Record 76% of eligible bank and brokerage accounts opened through digital onboarding in Q1-24, up from 53% a year ago

Bank of America Private Bank Highlights[1]

Client Engagement

- Record client balances of $634 billion[(B)]
- AUM balances of $380 billion
- ~865 net new relationships in Q1-24

Strong Digital Usage Continued

- 92% of clients digitally active[6] across the enterprise
- 76% of eligible checks deposited through automated channels[5]
- Clients continued leveraging the convenience and effectiveness of our digital capabilities:
  - Digital wallet transactions up 41%
  - Zelle® transactions up 35%

Financial Results

	Three months ended		
($ in millions)	3/31/2024	12/31/2023	3/31/2023
Total revenue[2]	**$5,591**	$5,227	$5,315
Provision (benefit) for credit losses	**(13)**	(26)	25
Noninterest expense	**4,264**	3,894	4,067
Pretax income	**1,340**	1,359	1,223
Income tax expense	**335**	340	306
Net income	**$1,005**	$1,019	$917

Business Highlights[(B)]

	Three months ended		
($ in billions)	3/31/2024	12/31/2023	3/31/2023
Average deposits	**$297.4**	$292.5	$314.0
Average loans and leases	**218.6**	219.4	221.4
Total client balances (EOP)	**3,973.4**	3,789.4	3,521.6
AUM flows	**24.7**	8.4	15.3
Pretax margin	**24 %**	26 %	23 %
Return on average allocated capital	**22**	22	20

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] Percentage of digitally active Merrill primary households ($250K+ in investable assets within the enterprise) as of March 2024. Excludes Stock Plan and Banking-only households.
[4] Includes Merrill Digital Households (excluding Stock Plan, Banking-only households, Retirement only, and 529 only) that receive statements digitally, as of February.
[5] Includes mobile check deposits, remote deposit operations, and automated teller machine transactions, as of February for Private Bank and as of March for Merrill.
[6] Percentage of digitally active Private Bank core relationships ($3MM+ in total balances) as of February 2024. Includes third-party activities and excludes Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships.

Continued Business Leadership

- No. 1 on Forbes' Best-in-State Wealth Advisors (2023), Top Women Wealth Advisors (2023), Top Women Wealth Advisors Best-in-State (2024), Best-in-State Teams (2023), and Top Next Generation Advisors (2023)
- No. 1 on Barron's Top 1200 Wealth Financial Advisors List (2024)
- No. 1 on Financial Planning's 'Top 40 Advisors Under 40' List (2024)
- No. 1 in personal trust AUM[(h)]
- Best Private Bank (U.S.), Best Private Bank for Philanthropic Services, and Best Private Bank for Sustainable Investing (North America)[(i)]
- Best for Philanthropic Advisory and Best for Next Gen in the U.S. and North America[(j)]
- Best Philanthropic / Educational Initiative[(k)]

See page 12 for Business Leadership sources.

4

BANK OF AMERICA

Global Banking[1,2,3]

- Net income of $2.0 billion
- Revenue of $6.0 billion decreased 4%, driven primarily by lower NII, partially offset by higher investment banking fees
- Provision for credit losses of $229 million vs. provision benefit of $237 million in Q1-23
  - Net reserve release of $121 million vs. $324 million in Q1-23
  - Net charge-offs of $350 million increased $263 million, driven by commercial real estate office
- Noninterest expense of $3.0 billion increased 2%

Business Highlights[1,2(B)]

- Total Corporation investment banking fees (excl. self-led) of $1.6 billion increased 35%
  - Improved market share 115 bps; #3 in investment banking fees[4]
- Average deposits of $526 billion increased $33 billion, or 7%
- Average loans and leases of $374 billion decreased $7 billion, or 2%, reflecting lower client demand

Strong Digital Usage Continued[1]

- 76% digitally active clients across Commercial, Corporate, and Business Banking clients (CashPro® and BA360 platforms) (as of February 2024) with 87% of relationship clients digitally active
- Record total mobile sign-ins at 1.75 million, up 18%[5]
- Record quarterly CashPro® App Payment Approvals value of $246 billion, increased 41%
- CashPro® Chat is now supported by Erica® technology with 30K interactions in Q1-24

Financial Results

	Three months ended		
($ in millions)	**3/31/2024**	**12/31/2023**	**3/31/2023**
Total revenue[2,3]	**$5,980**	$5,928	$6,203
Provision (benefit) for credit losses	**229**	(239)	(237)
Noninterest expense	**3,012**	2,781	2,940
Pretax income	**2,739**	3,386	3,500
Income tax expense	**753**	914	945
Net income	**$1,986**	$2,472	$2,555

Business Highlights[2(B)]

	Three months ended		
($ in billions)	**3/31/2024**	**12/31/2023**	**3/31/2023**
Average deposits	**$525.7**	$527.6	$492.6
Average loans and leases	**373.6**	374.9	381.0
Total Corp. IB fees (excl. self-led)	**1.6**	1.1	1.2
Global Banking IB fees	**0.8**	0.7	0.7
Business Lending revenue	**2.4**	2.5	2.3
Global Transaction Services revenue	**2.7**	2.7	3.1
Efficiency ratio	**50 %**	47 %	47 %
Return on average allocated capital	**16**	20	21

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Source: Dealogic as of March 31, 2024.
[5] Includes CashPro, BA360, and Global Card Access. CashPro data as of February.

Continued Business Leadership

- World's Most Innovative Bank – 2023[(l)]
- World's Best Digital Bank, World's Best Bank for Financing, North America's Best Bank for Small to Medium-sized Enterprises, and North America's Best Bank for Sustainable Finance[(m)]
- 2023 Best Bank for Cash & Liquidity Management, Best Bank for Trade & Supply Chain – North America, and Best Mobile Technology Solution for Treasury – CashPro App[(n)]
- Best Bank for Payments & Collections in North America[(o)]
- Model Bank Award for Reimagining Trade & Supply Chain Finance – 2024 for CashPro Supply Chain Solutions[(p)]
- Best Transaction Bank in North America[(q)]
- 2023 Share & Excellence Awards for U.S. Large Corporate Banking & Cash Management[(r)]
- Relationships with 74% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2023)

See page 12 for Business Leadership sources.

5

BANK OF AMERICA

Global Markets[1,2,3]

- Net income of $1.7 billion
  - Excluding net DVA, net income of $1.8 billion[4]
- Revenue of $5.9 billion increased 5%, driven by higher investment banking fees and sales and trading revenue
- Noninterest expense of $3.5 billion increased 4%, driven by investments in the business, including technology
- Average VaR of $80 million[5]

Business Highlights[1,2,3(B)]

- Sales and trading revenue of $5.1 billion increased less than 1%; excluding net DVA, up 2%[(G)]
  - FICC revenue decreased 6% (ex. DVA, down 4%),[(G)] to $3.2 billion, driven by a weaker trading environment in macro products, partially offset by improved trading in mortgages
  - Equities revenue increased 14% (ex. DVA, up 15%),[(G)] to $1.9 billion, driven by strong trading performance in derivatives

Additional Highlights

- 665+ research analysts covering over 3,500 companies; 1,250+ corporate bond issuers across 55+ economies and 25 industries

Financial Results

	Three months ended		
($ in millions)	**3/31/2024**	**12/31/2023**	**3/31/2023**
Total revenue[2,3]	**$5,883**	$4,088	$5,626
Net DVA[4]	**(85)**	(132)	14
Total revenue (excl. net DVA)[2,3,4]	**$5,968**	$4,220	$5,612
Provision (benefit) for credit losses	**(36)**	(60)	(53)
Noninterest expense	**3,492**	3,271	3,351
Pretax income	**2,427**	877	2,328
Income tax expense	**704**	241	640
Net income	**$1,723**	$636	$1,688
Net income (excl. net DVA)[4]	**$1,788**	$736	$1,677

Business Highlights[2(B)]

	Three months ended		
($ in billions)	**3/31/2024**	**12/31/2023**	**3/31/2023**
Average total assets	**$895.4**	$868.0	$870.0
Average trading-related assets	**629.8**	615.4	626.0
Average loans and leases	**133.8**	133.6	125.0
Sales and trading revenue	**5.1**	3.6	5.1
Sales and trading revenue (excl. net DVA)[4(G)]	**5.2**	3.8	5.1
Global Markets IB fees	**0.7**	0.4	0.5
Efficiency ratio	**59 %**	80 %	60 %
Return on average allocated capital	**15**	6	15

[1] Comparisons are to the year-ago quarter unless noted. The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See Endnote G on page 11 for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $80MM, $79MM and $109MM for Q1-24, Q4-23 and Q1-23, respectively.

Continued Business Leadership

- World's Best Bank for Markets[(m)]
- Currency Derivatives House of the Year[(s)]
- Derivatives House & Foreign Exchange Derivatives House of the Year[(t)]
- North America Structured Finance House of the Year[(t)]
- Best Bank in the U.S. for Sustainable Finance[(i)]
- No. 1 Global Equity Research Provider[(u)]
- No. 1 Municipal Bonds Underwriter[(v)]
- No. 1 U.S. Asset-Backed Securities Underwriting[(w)]

See page 12 for Business Leadership sources.

6

7 All Other1,2 Financial Results Three months ended ($ in millions) 3/31/2024 12/31/2023 3/31/2023 Total revenue2 ($1,644) ($3,468) ($1,458) Provision (benefit) for credit losses (11) 24 107 Noninterest expense 994 2,551 407 Pretax loss (2,627) (6,043) (1,972) Income tax expense (benefit) (1,931) (2,292) (1,865) Net income (loss) ($696) ($3,751) ($107) 1 Comparisons are to the year-ago quarter unless noted. 2 Revenue, net of interest expense. Note: All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments. • Net loss of $696 million • Noninterest expense of $1.0 billion included an accrual of $700 million for the estimated amount of the FDIC special assessment for uninsured deposits of certain failed banks • Total corporate effective tax rate (ETR) for the quarter was approximately 8% – Excluding the FDIC special assessment and other discrete tax items, the ETR would have been approximately 9%; further excluding recurring tax credits, primarily related to investments in renewable energy and affordable housing, the ETR would have been approximately 26%

Credit Quality[1]

Charge-offs

- Total net charge-offs of $1.5 billion increased $306 million from Q4-23
  - Consumer net charge-offs of $1.0 billion increased $115 million from Q4-23, driven primarily by higher credit card losses
  - Credit card loss rate of 3.62% in Q1-24 vs. 3.07% in Q4-23
  - Commercial net charge-offs of $470 million increased $191 million from Q4-23, driven by commercial real estate office
- Net charge-off ratio[2] of 0.58% increased 13 bps from Q4-23

Provision for credit losses

- Provision for credit losses of $1.3 billion
  - Net reserve release of $179 million in Q1-24,(D) driven primarily by commercial

Allowance for credit losses

- Allowance for loan and lease losses of $13.2 billion represented 1.26% of total loans and leases[3]
  - Total allowance for credit losses of $14.4 billion included $1.2 billion for unfunded commitments
- Nonperforming loans (NPLs) of $5.9 billion increased $398 million from Q4-23, driven primarily by commercial real estate office
  - 61% of Consumer NPLs are contractually current
- Commercial reservable criticized utilized exposure of $24.5 billion increased $1.2 billion from Q4-23

Highlights

	Three months ended		
($ in millions)	3/31/2024	12/31/2023	3/31/2023
Provision for credit losses	**$1,319**	$1,104	$931
Net charge-offs	**1,498**	1,192	807
Net charge-off ratio[2]	**0.58 %**	0.45 %	0.32 %
At period-end			
Nonperforming loans and leases	**$5,883**	$5,485	$3,918
Nonperforming loans and leases ratio	**0.56 %**	0.52 %	0.38 %
Allowance for credit losses	**$14,371**	$14,551	$13,951
Allowance for loan and lease losses	**13,213**	13,342	12,514
Allowance for loan and lease losses ratio[3]	**1.26 %**	1.27 %	1.20 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period.
[3] Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period.

Note: Ratios do not include loans accounted for under the fair value option.

8

BANK OF AMERICA

Balance Sheet, Liquidity, and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)[(B)]

	Three months ended		
	3/31/2024	**12/31/2023**	**3/31/2023**
Ending Balance Sheet			
Total assets	**$3,273.8**	$3,180.2	$3,194.7
Total loans and leases	**1,049.2**	1,053.7	1,046.4
Total loans and leases in business segments (excluding All Other)	**1,040.2**	1,044.9	1,036.6
Total deposits	**1,946.5**	1,923.8	1,910.4
Average Balance Sheet			
Average total assets	**$3,247.2**	$3,213.2	$3,096.1
Average loans and leases	**1,047.9**	1,050.7	1,041.4
Average deposits	**1,907.5**	1,905.0	1,893.6
Funding and Liquidity			
Long-term debt	**$296.3**	$302.2	$283.9
Global Liquidity Sources, average[(E)]	**909**	897	854
Equity			
Common shareholders' equity	**$265.2**	$263.2	$251.8
Common equity ratio	**8.1 %**	8.3 %	7.9 %
Tangible common shareholders' equity[1]	**$195.0**	$193.1	$181.6
Tangible common equity ratio[1]	**6.1 %**	6.2 %	5.8 %
Per Share Data			
Common shares outstanding (in billions)	**7.87**	7.90	7.97
Book value per common share	**$33.71**	$33.34	$31.58
Tangible book value per common share[1]	**24.79**	24.46	22.78
Regulatory Capital[(F)]			
CET1 capital	**$196.6**	$194.9	$184.4
Standardized approach			
Risk-weighted assets	**$1,660**	$1,651	$1,622
CET1 ratio	**11.8 %**	11.8 %	11.4 %
Advanced approaches			
Risk-weighted assets	**$1,470**	$1,459	$1,427
CET1 ratio	**13.4 %**	13.4 %	12.9 %
Supplementary leverage			
Supplementary leverage ratio (SLR)	**6.0 %**	6.1 %	6.0 %

[1] Represents a non-GAAP financial measure. For reconciliation, see page 19.

9

Endnotes

BANK OF AMERICA

A In Q1-24, the FDIC increased its estimate of the loss to the Deposit Insurance Fund arising from the closures of Silicon Valley Bank and Signature Bank that will be recouped through the collection of a special assessment from certain insured depository institutions. Accordingly, the Corporation recorded pretax noninterest expense of $0.7B to increase its accrual for its estimated share of the special assessment. The Corporation has presented certain non-GAAP financial measures (labeled as "adj." in the tables below) that exclude the impact of the FDIC special assessment (FDIC SA) and has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures as set forth below. The Corporation believes the use of non-GAAP financial measures adjusting for the impact of the FDIC SA provides additional information for evaluating its results of operations and comparing its operational performance between periods by excluding these impacts that may not be reflective of its underlying operating performance.

Reconciliation ($ in billions, except per share data)	Q1-24 Reported	FDIC SA	Q1-24 adj. FDIC SA	Q1-23 Reported	Increase / (Decrease) Reported	Increase / (Decrease) adj. FDIC SA
Noninterest expense	$17.2	$0.7	$16.5	$16.2	$1.0	$0.3
Income before income taxes	7.3	(0.7)	8.0	9.1	(1.8)	(1.1)
Pretax, pre-provision income[1]	8.6	(0.7)	9.3	10.0	(1.4)	(0.7)
Income tax expense	0.6	(0.2)	0.8	0.9	(0.3)	(0.2)
Net income	6.7	(0.5)	7.2	8.2	(1.5)	(1.0)
Net income applicable to common shareholders	6.1	(0.5)	6.6	7.7	(1.5)	(1.0)
Diluted earnings per share[2]	$0.76	($0.07)	$0.83	$0.94	($0.18)	($0.11)

Reconciliation of return metrics and efficiency ratio ($ in billions)	Q1-24 Reported	FDIC SA	Q1-24 adj. FDIC SA
Return on average assets[3]	0.83 %	(6) bps	0.89 %
Return on average common shareholders' equity[4]	9.4	(81) bps	10.2 %
Return on average tangible common shareholders' equity[5]	12.7	(110) bps	13.8 %
Efficiency ratio[6]	67	271 bps	64 %

Note: Amounts may not total due to rounding.

[1] Represents a non-GAAP financial measure. For more information see Endnote H and for a reconciliation to the most directly comparable GAAP financial measure, see page 19.

[2] Calculated as net income applicable to common shareholders divided by average diluted common shares. Average diluted common shares of 8,031MM and 8,182MM for Q1-24 and Q1-23.

[3] Calculated as net income divided by average assets. Average assets were $3,247B for Q1-24.

[4] Calculated as net income applicable to common shareholders divided by average common shareholders' equity. Average common shareholders' equity was $264B for Q1-24.

[5] Calculated as net income applicable to common shareholders divided by average tangible common shareholders' equity. Average tangible common shareholders' equity was $194B for Q1-24. Average tangible common shareholders' equity represents a non-GAAP financial measure. For more information and a reconciliation of average tangible common shareholders' equity to average shareholders' equity, see page 19.

[6] Calculated as noninterest expense divided by revenue, net of interest expense.

10

Endnotes

BANK OF AMERICA

B We present certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and/or segment results. We believe this information is useful because it provides management and investors with information about underlying operational performance and trends. KPIs are presented in Consolidated and Business Segment Highlights on page 1, Balance Sheet, Liquidity, and Capital Highlights on page 9 and on the Segment pages for each segment.

C We also measure NII on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practice. NII on an FTE basis was $14.2 billion, $14.1 billion and $14.6 billion for the three months ended March 31, 2024, December 31, 2023 and March 31, 2023, respectively. The FTE adjustment was $158 million, $145 million and $134 million for the three months ended March 31, 2024, December 31, 2023 and March 31, 2023, respectively.

D Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses and other valuation accounts recognized in that period.

E Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency mortgage-backed securities, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

F Regulatory capital ratios at March 31, 2024 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was Total capital ratio under the Standardized approach for March 31, 2024 and December 31, 2023; and the Common equity tier 1 ratio under the Standardized approach for March 31, 2023.

G The below table includes Global Markets sales and trading revenue, excluding net DVA, which is a non-GAAP financial measure. We believe that the presentation of measures that exclude this item is useful because such measures provide additional information to assess the underlying operational performance and trends of our businesses and to allow better comparison of period-to-period operating performance.

	Three months ended		
(Dollars in millions)	**3/31/2024**	**12/31/2023**	**3/31/2023**
Sales and trading revenue			
Fixed-income, currencies and commodities	**$ 3,231**	$ 2,079	$ 3,440
Equities	**1,861**	1,540	1,627
Total sales and trading revenue	**$ 5,092**	$ 3,619	$ 5,067
Sales and trading revenue, excluding net debit valuation adjustment[1]			
Fixed-income, currencies and commodities	**$ 3,307**	$ 2,206	$ 3,429
Equities	**1,870**	1,545	1,624
Total sales and trading revenue, excluding net debit valuation adjustment	**$ 5,177**	$ 3,751	$ 5,053

[1] For the three months ended March 31, 2024, December 31, 2023 and March 31, 2023, net DVA gains (losses) were ($85) million, ($132) million and $14 million, FICC net DVA gains (losses) were ($76) million, ($127) million and $11 million, and Equities net DVA gains (losses) were ($9) million, ($5) million and $3 million, respectively.

H Pretax, pre-provision income (PTPI) is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Management believes that PTPI is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle and provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. For Reconciliations to GAAP Financial Measures, see page 19.

11

Business Leadership Sources

(a) Estimated U.S. retail deposits based on June 30, 2023 FDIC deposit data.

(b) Javelin 2023 Online and Mobile Banking Scorecards.

(c) FDIC, Q4-23.

(d) Global Finance, March 2023.

(e) Global Finance, August 2023.

(f) Global Finance, October 2023.

(g) J.D. Power 2024 Financial Health Support Certification[SM] is based on exceeding customer experience benchmarks using client surveys and a best practices verification. For more information, visit jdpower.com/awards.*

(h) Industry Q4-23 FDIC call reports.

(i) Global Finance, 2024.

(j) Euromoney, 2024.

(k) With Intelligence, 2024.

(l) Global Finance, 2023.

(m) Euromoney, 2023.

(n) Treasury Management International, 2024.

(o) Global Finance Treasury & Cash Management Awards, 2023.

(p) Celent, 2024.

(q) The Banker, 2023.

(r) Coalition Greenwich, 2023.

(s) Risk.net, 2024.*

(t) IFR, 2023.

(u) Institutional Investor, 2023.

(v) LSEG, 2024 YTD.

(w) Asset Securitization Report, 2023.

* Website content is not incorporated by reference into this press release.

12

13 Contact Information and Investor Conference Call Invitation Investor Call Information Chief Executive Officer Brian Moynihan and Chief Financial Officer Alastair Borthwick will discuss first-quarter 2024 financial results in a conference call at 8:30 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at https://investor.bankofamerica.com.* For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors can access replays of the conference call by visiting the Investor Relations website or by calling 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from noon April 16 through 11:59 p.m. ET on April 26. Investors May Contact: Lee McEntire, Bank of America Phone: 1.980.388.6780 lee.mcentire@bofa.com Jonathan G. Blum, Bank of America (Fixed Income) Phone: 1.212.449.3112 jonathan.blum@bofa.com Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 69 million consumer and small business clients with approximately 3,800 retail financial centers, approximately 15,000 ATMs (automated teller machines) and award-winning digital banking with approximately 57 million verified digital users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 4 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the Corporation) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Corporation’s current expectations, plans or forecasts of its future results, revenues, liquidity, net interest income, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, deposits, assets, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. * Website content is not incorporated by reference into this press release. Reporters May Contact: Bill Halldin, Bank of America Phone: 1.916.724.0093 william.halldin@bofa.com

14 You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Corporation’s 2023 Annual Report on Form 10-K and in any of the Corporation’s subsequent Securities and Exchange Commission filings: the Corporation’s potential judgments, orders, settlements, penalties, fines and reputational damage resulting from pending or future litigation and regulatory investigations, proceedings and enforcement actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic, such as the processing of unemployment benefits for California and certain other states; the possibility that the Corporation's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Corporation could face increased claims from one or more parties involved in mortgage securitizations; the Corporation’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Corporation’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate, inflationary, macroeconomic, banking and regulatory environment on the Corporation’s assets, business, financial condition and results of operations; the impact of adverse developments affecting the U.S. or global banking industry, including bank failures and liquidity concerns, resulting in worsening economic and market volatility, and regulatory responses thereto; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages on economic conditions and our business; potential losses related to the Corporation’s concentration of credit risk; the Corporation's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Corporation’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Corporation’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and / or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Corporation’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and potential changes to loss allocations between financial institutions and customers, including for losses incurred from the use of our products and services, including electronic payments and payment of checks, that were authorized by the customer but induced by fraud; the impact of failures or disruptions in or breaches of the Corporation’s operations or information systems, or those of third parties, including as a result of cybersecurity incidents; the risks related to the development, implementation, use and management of emerging technologies, including artificial intelligence and machine learning; the risks related to the transition and physical impacts of climate change; our ability to achieve environmental, social and governance goals and commitments or the impact of any changes in the Corporation's sustainability strategy or commitments generally; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence or continuation of widespread health emergencies or pandemics; the impact of natural disasters, extreme weather events, military conflicts (including the Russia / Ukraine conflict, the conflict in the Middle East, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward- looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”) or other affiliates, including, in the United States, BofA Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. is registered as a futures commission merchant with the CFTC and is a member of the NFA. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured · May Lose Value · Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker- dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered, or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com.* www.bankofamerica.com* * Website content is not incorporated by reference into this press release.

15

Bank of America Corporation and Subsidiaries

Selected Financial Data

(In millions, except per share data)

Summary Income Statement	First Quarter 2024	Fourth Quarter 2023	First Quarter 2023
Net interest income	$ 14,032	$ 13,946	$ 14,448
Noninterest income	11,786	8,013	11,810
Total revenue, net of interest expense	25,818	21,959	26,258
Provision for credit losses	1,319	1,104	931
Noninterest expense	17,237	17,731	16,238
Income before income taxes	7,262	3,124	9,089
Income tax expense	588	(20)	928
Net income	$ 6,674	$ 3,144	$ 8,161
Preferred stock dividends	532	306	505
Net income applicable to common shareholders	$ 6,142	$ 2,838	$ 7,656
Average common shares issued and outstanding	7,968.2	7,990.9	8,065.9
Average diluted common shares issued and outstanding	8,031.4	8,062.5	8,182.3
Summary Average Balance Sheet			
Total cash and cash equivalents	$ 370,648	$ 405,052	$ 230,484
Total debt securities	842,483	802,657	851,177
Total loans and leases	1,047,890	1,050,705	1,041,352
Total earning assets	2,860,583	2,829,765	2,671,426
Total assets	3,247,159	3,213,159	3,096,058
Total deposits	1,907,462	1,905,011	1,893,649
Common shareholders' equity	264,114	260,221	248,855
Total shareholders' equity	292,511	288,618	277,252
Performance Ratios			
Return on average assets	0.83 %	0.39 %	1.07 %
Return on average common shareholders' equity	9.35	4.33	12.48
Return on average tangible common shareholders' equity [1]	12.73	5.92	17.38
Per Common Share Information			
Earnings	$ 0.77	$ 0.36	$ 0.95
Diluted earnings	0.76	0.35	0.94
Dividends paid	0.24	0.24	0.22
Book value	33.71	33.34	31.58
Tangible book value [1]	24.79	24.46	22.78

Summary Period-End Balance Sheet	March 31 2024	December 31 2023	March 31 2023
Total cash and cash equivalents	$ 313,404	$ 333,073	$ 376,218
Total debt securities	909,982	871,407	797,005
Total loans and leases	1,049,156	1,053,732	1,046,406
Total earning assets	2,880,224	2,808,175	2,778,481
Total assets	3,273,803	3,180,151	3,194,657
Total deposits	1,946,496	1,923,827	1,910,402
Common shareholders' equity	265,155	263,249	251,799
Total shareholders' equity	293,552	291,646	280,196
Common shares issued and outstanding	7,866.9	7,895.5	7,972.4

Credit Quality	First Quarter 2024	Fourth Quarter 2023	First Quarter 2023
Total net charge-offs	$ 1,498	$ 1,192	$ 807
Net charge-offs as a percentage of average loans and leases outstanding [2]	0.58 %	0.45 %	0.32 %
Provision for credit losses	$ 1,319	$ 1,104	$ 931

	March 31 2024	December 31 2023	March 31 2023
Total nonperforming loans, leases and foreclosed properties [3]	$ 6,034	$ 5,630	$ 4,083
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [3]	0.58 %	0.54 %	0.39 %
Allowance for credit losses	$ 14,371	$ 14,551	$ 13,951
Allowance for loan and lease losses	13,213	13,342	12,514
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [2]	1.26 %	1.27 %	1.20 %

For footnotes, see page 16.

Current-period information is preliminary and based on company data available at the time of the presentation.

Current-period information is preliminary and based on company data available at the time of the presentation. 16 Bank of America Corporation and Subsidiaries Selected Financial Data (continued) (Dollars in millions) Capital Management March 31 2024 December 31 2023 March 31 2023 Regulatory capital metrics (4): Common equity tier 1 capital $ 196,625 $ 194,928 $ 184,432 Common equity tier 1 capital ratio - Standardized approach 11.8% 11.8% 11.4 % Common equity tier 1 capital ratio - Advanced approaches 13.4 13.4 12.9 Tier 1 leverage ratio 7.1 7.1 7.1 Supplementary leverage ratio 6.0 6.1 6.0 Total ending equity to total ending assets ratio 9.0 9.2 8.8 Common equity ratio 8.1 8.3 7.9 Tangible equity ratio (5) 7.0 7.1 6.7 Tangible common equity ratio (5) 6.1 6.2 5.8 (1) Return on average tangible common shareholders’ equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 19. (2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation. (3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully-insured home loans), and in general, other consumer and commercial loans not secured by real estate, and nonperforming loans held-for-sale or accounted for under the fair value option. (4) Regulatory capital ratios at March 31, 2024 are preliminary. Bank of America Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation’s binding ratio was the Total capital ratio under the Standardized approach for March 31, 2024 and December 31, 2023; and Common equity tier 1 ratio under the Standardized approach for March 31, 2023. (5) Tangible equity ratio equals period-end tangible shareholders’ equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders’ equity divided by period-end tangible assets. Tangible shareholders’ equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 19.

17

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment and All Other

(Dollars in millions)

	First Quarter 2024				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 10,166	$ 5,591	$ 5,980	$ 5,883	$ (1,644)
Provision for credit losses	1,150	(13)	229	(36)	(11)
Noninterest expense	5,475	4,264	3,012	3,492	994
Net income	2,656	1,005	1,986	1,723	(696)
Return on average allocated capital [(1)]	25 %	22 %	16 %	15 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 313,038	$ 218,616	$ 373,608	$ 133,756	$ 8,872
Total deposits	952,466	297,373	525,699	32,585	99,339
Allocated capital [(1)]	43,250	18,500	49,250	45,500	n/m
Quarter end					
Total loans and leases	$ 311,725	$ 219,844	$ 373,403	$ 135,267	$ 8,917
Total deposits	978,761	298,039	527,113	34,847	107,736

	Fourth Quarter 2023				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 10,329	$ 5,227	$ 5,928	$ 4,088	$ (3,468)
Provision for credit losses	1,405	(26)	(239)	(60)	24
Noninterest expense	5,234	3,894	2,781	3,271	2,551
Net income (loss)	2,768	1,019	2,472	636	(3,751)
Return on average allocated capital [(1)]	26 %	22 %	20 %	6 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 313,438	$ 219,425	$ 374,862	$ 133,631	$ 9,349
Total deposits	959,247	292,478	527,597	31,950	93,739
Allocated capital [(1)]	42,000	18,500	49,250	45,500	n/m
Quarter end					
Total loans and leases	$ 315,119	$ 219,657	$ 373,891	$ 136,223	$ 8,842
Total deposits	969,572	299,657	527,060	34,833	92,705

	First Quarter 2023				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 10,706	$ 5,315	$ 6,203	$ 5,626	$ (1,458)
Provision for credit losses	1,089	25	(237)	(53)	107
Noninterest expense	5,473	4,067	2,940	3,351	407
Net income	3,108	917	2,555	1,688	(107)
Return on average allocated capital [(1)]	30 %	20 %	21 %	15 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 303,772	$ 221,448	$ 381,009	$ 125,046	$ 10,077
Total deposits	1,026,242	314,019	492,577	36,109	24,702
Allocated capital [(1)]	42,000	18,500	49,250	45,500	n/m
Quarter end					
Total loans and leases	$ 304,480	$ 217,804	$ 383,491	$ 130,804	$ 9,827
Total deposits	1,044,768	301,471	495,949	33,624	34,590

[(1)] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current-period information is preliminary and based on company data available at the time of the presentation.

Current-period information is preliminary and based on company data available at the time of the presentation. 18 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) First Quarter 2024 Fourth Quarter 2023 First Quarter 2023FTE basis data (1) Net interest income $ 14,190 $ 14,091 $ 14,582 Total revenue, net of interest expense 25,977 22,104 26,392 Net interest yield 1.99% 1.97% 2.20 % Efficiency ratio 66.36 80.22 61.53 Other Data March 31 2024 December 31 2023 March 31 2023 Number of financial centers - U.S. 3,804 3,845 3,892 Number of branded ATMs - U.S. 15,028 15,168 15,407 Headcount 212,335 212,985 217,059 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax- exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $158 million, $145 million and $134 million for the first quarter of 2024 and the fourth and first quarters of 2023, respectively.

19

Bank of America Corporation and Subsidiaries
Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business using certain non-GAAP financial measures, including pretax, pre-provision income (as defined in Endnote H on page 11) and ratios that utilize tangible equity and tangible assets, each of which is a non-GAAP financial measure. Tangible equity represents shareholders' equity or common shareholders' equity reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities ("adjusted" shareholders' equity or common shareholders' equity). Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total tangible assets (total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities). Return on average tangible shareholders' equity measures the Corporation's net income as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total tangible assets. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most directly comparable financial measures defined by GAAP for the three months ended March 31, 2024, December 31, 2023 and March 31, 2023. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate these non-GAAP financial measures differently.

	First Quarter 2024	Fourth Quarter 2023	First Quarter 2023
Reconciliation of income before income taxes to pretax, pre-provision income			
Income before income taxes	**$ 7,262**	$ 3,124	$ 9,089
Provision for credit losses	**1,319**	1,104	931
Pretax, pre-provision income	**$ 8,581**	$ 4,228	$ 10,020
Reconciliation of average shareholders' equity to average tangible shareholders' equity and average tangible common shareholders' equity			
Shareholders' equity	**$ 292,511**	$ 288,618	$ 277,252
Goodwill	**(69,021)**	(69,021)	(69,022)
Intangible assets (excluding mortgage servicing rights)	**(1,990)**	(2,010)	(2,068)
Related deferred tax liabilities	**874**	886	899
Tangible shareholders' equity	**$ 222,374**	$ 218,473	$ 207,061
Preferred stock	**(28,397)**	(28,397)	(28,397)
Tangible common shareholders' equity	**$ 193,977**	$ 190,076	$ 178,664
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity and period-end tangible common shareholders' equity			
Shareholders' equity	**$ 293,552**	$ 291,646	$ 280,196
Goodwill	**(69,021)**	(69,021)	(69,022)
Intangible assets (excluding mortgage servicing rights)	**(1,977)**	(1,997)	(2,055)
Related deferred tax liabilities	**869**	874	895
Tangible shareholders' equity	**$ 223,423**	$ 221,502	$ 210,014
Preferred stock	**(28,397)**	(28,397)	(28,397)
Tangible common shareholders' equity	**$ 195,026**	$ 193,105	$ 181,617
Reconciliation of period-end assets to period-end tangible assets			
Assets	**$ 3,273,803**	$ 3,180,151	$ 3,194,657
Goodwill	**(69,021)**	(69,021)	(69,022)
Intangible assets (excluding mortgage servicing rights)	**(1,977)**	(1,997)	(2,055)
Related deferred tax liabilities	**869**	874	895
Tangible assets	**$ 3,203,674**	$ 3,110,007	$ 3,124,475
Book value per share of common stock			
Common shareholders' equity	**$ 265,155**	$ 263,249	$ 251,799
Ending common shares issued and outstanding	**7,866.9**	7,895.5	7,972.4
Book value per share of common stock	**$ 33.71**	$ 33.34	$ 31.58
Tangible book value per share of common stock			
Tangible common shareholders' equity	**$ 195,026**	$ 193,105	$ 181,617
Ending common shares issued and outstanding	**7,866.9**	7,895.5	7,972.4
Tangible book value per share of common stock	**$ 24.79**	$ 24.46	$ 22.78

Current-period information is preliminary and based on company data available at the time of the presentation.